UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

______

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	June 28, 2014 (June 19, 2014)

           Coach, Inc.
(Exact name of registrant as specified in its charter)

Maryland	1-16153	52-2242751
(State of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

    516 West 34th Street, New York, NY 10001
(Address of principal executive offices) (Zip Code)

        (212) 594-1850
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
This Current Report on Form 8-K/A is being filed solely to update Item 2.05 and Item 2.06 of the June 19, 2014 Current Report filed by Coach, Inc. (“Coach” or the “Company”) in order to provide the range of amounts for selected major costs (and related cash expenditures) associated with the Company’s multi-year transformation plan (the “Transformation Plan”), as well as the facts and circumstances leading to the conclusion that an impairment charge is required. This Current Report on Form 8-K/A does not otherwise revise or update the June 19, 2014 Current Report in any way.

Item 2.05 Costs Associated with Exit or Disposal Activities.

On June 19, 2014, Coach filed a Current Report on Form 8-K reporting that it expects to incur total pre-tax charges approximating $250 – $300 million (the “Total Charge”) in connection with the Transformation Plan. As of the date of the filing of that Current Report, the Company was unable to provide good faith estimates of the amount or range of amounts for each major type of cost (and related future cash expenditures) associated with the Transformation Plan.

Of the Total Charge, the Company has now determined that it will record, in the fourth quarter of fiscal 2014 and throughout fiscal year 2015, charges related to inventory (donations and destruction) of approximately $75 – $85 million (of which approximately $15 – $25 million will be cash); store closures costs (including lease termination costs, accelerated depreciation, and store employee severance) of approximately $45 – $60 million (of which approximately $40 – $50 million will be cash); non-cash impairment charges of approximately $30 – $40 million; non-cash accelerated depreciation of existing store assets in connection with the updating of such stores of approximately $15 – $20 million; and up to $15 million (of which up to $10 million is estimated to be cash) of other related, but individually insignificant, costs.

The non-cash impairment charges are attributable to the Company’s ongoing assessment of the recoverability of its store assets.  Upon completion of its long range financial plan in the fourth quarter of fiscal 2014, the Company determined that current and future projected profitability and related cash flows at the store level were insufficient to fully recover the carrying value of its assets.

All charges described herein relate predominantly to the Company’s North America segment as well as to corporate unallocated costs. The cash portion of these charges will be substantially paid in fiscal year 2015.

The Company will amend this Current Report on Form 8-K, or disclose in another periodic filing with the Securities and Exchange Commission when the amount or range of amounts for costs associated with organizational efficiencies are determinable.

Item 2.06 Material Impairments.

The information required by this Item is incorporated herein by reference from Item 2.05 above.

Forward-Looking Statements

Certain statements in this Form 8-K are “forward-looking statements,” which can be identified by the use of forward-looking terminology such as “believe,” “may,” “will,” “should,” “to achieve,” “expect,” “generate,” “intend,” “estimate,” “are positioned to,” “continue,” “project,” “guidance,” “target,” “forecast,” “anticipated,” “plan,” “ “potential,” the negative of these terms or comparable terms, and similar or other references to future periods.  Statements herein regarding the Company’s business and transformation strategies; its restructuring activities; its plans, objectives, goals, beliefs, future events, business conditions, results of operations and financial position; and its business outlook and business trends are forward-looking statements.

Forward-looking statements are neither historical facts nor assurances of future performance.  Instead, they are based only on the Company’s current beliefs, expectations and assumptions regarding the future of its business, future plans and strategies, projections, anticipated events and trends, and other future conditions.  Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control.  The Company’s actual results and financial condition may differ materially from those indicated in the forward-looking statements.  Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:

•	the Company’s ability to successfully execute its business and transformation strategies;

•	the Company’s ability to achieve the anticipated cost savings, efficiencies and other benefits related to its restructuring activities;

•	the effect of existing and new competition in the marketplace;

•	the Company’s exposure to international risks, including currency fluctuations;

•	changes in economic or political conditions in the markets where the Company sells or sources its products;

•	the Company’s ability to successfully anticipate consumer preferences for accessories, footwear, ready to wear and fashion trends;

•	the Company’s ability to control costs;

•	the effect of seasonal and quarterly fluctuations in the Company’s sales or its operating results;

•	the Company’s ability to protect against infringement of its trademarks and other proprietary rights; and

•	such other risk factors as set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended June 29, 2013 and its other SEC filings.

The Company assumes no obligation to revise or update any such forward-looking statements for any reason, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 2, 2014

COACH, INC.

By:	/s/ Todd Kahn
Todd Kahn
Global Corporate Affairs Officer,
General Counsel and Secretary